Exhibit 32.2

                            Section 906 Certification


I, Richard L. Hannigan Sr., Chief Financial Officer of Voyager Entertainment International, Inc., certify that (i) the attached quarterly report on Form 10-QSB of Voyager Entertainment International, Inc. for the three months ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-QSB Report for said period fairly presents, in all material respects, the financial condition and results of operations of Voyager Entertainment International, Inc.

/s/ Richard L. Hannigan Sr.                           Dated: November 21, 2005
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Richard L. Hannigan Sr.
Chief Financial Officer